UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California 94949

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On September 20 and 21, 2006, BioMarin Pharmaceutical Inc. (the “Company”) entered into agreements with four of its existing holders of its 3.50% Convertible Subordinated Notes due 2008 (the “Notes”), pursuant to which such holders have converted $76.56 million face amount of the Notes, in accordance with their terms, into 5,249,033 shares of the Company’s common stock, par value $.001 per share. In addition to issuing the requisite number of shares of common stock of the Company required pursuant to the Notes, the Company also paid each of those holders varying cash premiums for agreeing to convert their Notes, which, in aggregate, totaled approximately $3.3 million. The issuance of the common stock of the Company upon conversion of the Notes was made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof, as the conversion of the Notes into common stock of the Company was made by the Company with its existing security holders exclusively in a series of privately negotiated transactions where no commission or other remuneration was paid.

The Company’s press release issued on September 25, 2006 related to this transaction is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press Release of the Company dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation (Registrant)
Date: September 25, 2006
	By:	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel

EXHIBIT INDEX

Exhibit 99.1 – Press Release of the Company dated September 25, 2006.